                                                                    EXHIBIT 99.1

                  EXTENDED STAY AMERICA, INC. AND SUBSIDIARIES

  These unaudited pro forma consolidated statements of operations are presented as if the acquisitions of the Acquired Facilities and the proposed acquisitions of the KHEC Facility and the M & M Facilities and the related issuances of shares of common stock had occurred at the beginning of the relevant period. For the year ended December 31, 1995, the statement also reflects the acquisition of the Marietta Facility and estimated incremental expenses to operate as a publicly held company as if it were publicly held on the date of inception. Such pro forma information is based in part upon the consolidated statements of operations of Extended Stay America, Inc. and subsidiaries and the statements of operations of Welcome, Apartment/Inn, Hometown Inn, KHEC, Gwinnett, and the M & M Facilities. They should be read in conjunction with the financial statements listed in the index on page F-1 of this Prospectus. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made. The acquisition of the lodging facility from AATI has not been included in these unaudited statements of operations because the purchase price and the unaudited results of operations for the periods, when measured in relation to the Company, did not meet certain materiality standards and can be excluded as permitted by the rules and regulations of the Securities and Exchange Commission.

  These unaudited pro forma consolidated statements of operations are not necessarily indicative of what the actual results of operations of the Company would have been assuming such transactions had been completed as of the beginning of the period, nor do they purport to represent the results of operations for any future periods. Results of operations and the related earnings or loss per share for future periods will be affected by a number of factors, including but not limited to, the number of facilities opened and the operating results therefrom, interest costs incurred on indebtedness (including the amortization of the fees paid in cash and common stock to DLJ), corporate operating and property management expenses, site selection costs and the number of future shares issued.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                FOR THE PERIOD FROM JANUARY 9, 1995 (INCEPTION)
                     THROUGH DECEMBER 31, 1995 (UNAUDITED)

                                                                    PRO FORMA
                                       COMPLETED                    COMPLETED     PROPOSED
                           ACTUAL     ACQUISITIONS ADJUSTMENTS     ACQUISITIONS ACQUISITIONS ADJUSTMENTS      PRO FORMA
Revenue:
 Room revenue........... $   817,133   $5,957,989  $ (135,614)(1)   $6,639,508   $6,940,992  $ (152,131)(1)  $13,428,369
 Management fees........      17,775                  (17,775)(2)
 Other revenue..........      42,977      277,596      (6,398)(1)      314,175      431,323      (9,453)(1)      736,045
                         -----------   ----------  ----------       ----------   ----------  ----------      -----------
   Total revenue........     877,885    6,235,585    (159,787)       6,953,683    7,372,315    (161,584)      14,164,414
                         -----------   ----------  ----------       ----------   ----------  ----------      -----------
Costs and expenses:
 Property operating
  expenses..............     332,523    2,655,610     (61,941)(1)    2,908,417    3,045,884     (66,759)(1)    5,887,542
                                                      (17,775)(2)
 Corporate operating
  and property
  management expenses...   2,042,039      391,114     800,000 (3)    3,233,153      543,464     (58,093)(2)    3,718,524
 Site selection costs...     512,529                                   512,529                                   512,529
 Depreciation and
  amortization..........     146,726      623,721     263,067 (4)    1,033,514      737,220     422,780 (4)    2,193,514
                         -----------   ----------  ----------       ----------   ----------  ----------      -----------
   Total costs and
    expenses............   3,033,817    3,670,445     983,351        7,687,613    4,326,568     297,928       12,312,109
                         -----------   ----------  ----------       ----------   ----------  ----------      -----------
   Income (loss) from
    operations..........  (2,155,932)   2,565,140  (1,143,138)        (733,930)   3,045,747    (459,512)       1,852,305
Interest income
 (expense)..............     848,510   (1,104,633)  1,104,633 (5)      848,510   (1,733,591)  1,689,591 (5)      804,510
                         -----------   ----------  ----------       ----------   ----------  ----------      -----------
 Income (loss) before
  income taxes..........  (1,307,422)   1,460,507     (38,505)      $  114,580   $1,312,156  $1,230,079      $ 2,656,815
 Provision for income
  taxes.................                              (45,000)(6)      (45,000)                (991,000)(6)   (1,036,000)
                         -----------   ----------  ----------       ----------   ----------  ----------      -----------
 Net income (loss)...... $(1,307,422)  $1,460,507  $  (83,505)      $   69,580   $1,312,156  $  239,079      $ 1,620,815
                         ===========   ==========  ==========       ==========   ==========  ==========      ===========
 Net income (loss) per
  common share(7)....... $     (0.10)                               $     0.01                               $      0.11
                         ===========                                ==========                               ===========
 Weighted average
  number of common and
  equivalent shares
  outstanding during
  the period(7).........  12,652,110                                13,849,898                                15,260,204
                         ===========                                ==========                               ===========

                  EXTENDED STAY AMERICA, INC. AND SUBSIDIARIES

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
             FOR THE THREE MONTHS ENDED MARCH 31, 1996 (UNAUDITED)

                                                                  PRO FORMA
                                       COMPLETED                  COMPLETED      PROPOSED
                           ACTUAL     ACQUISITIONS ADJUSTMENTS   ACQUISITIONS  ACQUISITIONS ADJUSTMENTS     PRO FORMA
Revenue:
 Room revenue........... $ 1,137,841    $778,821     $           $ 1,916,662    $1,827,570   $             $ 3,744,232
 Other revenue..........      32,988      30,016                      63,004        97,123                     160,127
                         -----------    --------     -------     -----------    ----------   ---------     -----------
   Total revenue........   1,170,829     808,837                   1,979,666     1,924,693                   3,904,359
Costs and expenses:
 Property operating
  expenses..............     442,540     288,123                     730,663       790,051                   1,520,714
 Corporate operating
  and property
  management expenses...   1,580,655      58,937                   1,639,592       145,739     (11,260)(2)   1,774,071
 Site selection costs...     823,733                                 823,733                                   823,733
 Depreciation and
  amortization..........     203,343      73,199      20,238 (4)     296,780       186,215     103,785 (4)     586,780
                         -----------    --------     -------     -----------    ----------   ---------     -----------
   Total costs and
    expenses............   3,050,271     420,259      20,238       3,490,768     1,122,005      92,525       4,705,298
   Income (loss) from
    operations..........  (1,879,442)    388,578     (20,238)     (1,511,102)      802,688     (92,525)       (800,939)
Interest income
 (expense)..............   1,450,132     (64,151)     64,151 (5)   1,450,132      (424,570)    399,570 (5)   1,425,132
                         -----------    --------     -------     -----------    ----------   ---------     -----------
Income (loss) before
 income taxes...........    (429,310)    324,427      43,913         (60,970)      378,118     307,045         624,193
Provision for income
 taxes..................                                                                      (243,000)(6)    (243,000)
                         -----------    --------     -------     -----------    ----------   ---------     -----------
Net income (loss)....... $  (429,310)   $324,427     $43,913     $   (60,970)   $  378,118   $  64,045     $   381,193
                         ===========    ========     =======     ===========    ==========   =========     ===========
Net loss per common
 share(7)............... $     (0.02)                            $     (0.00)                              $      0.02
                         ===========                             ===========                               ===========
Weighted average number
 of common and
 equivalent shares
 outstanding during the
 period(7)..............  22,467,393                              23,025,192                                24,785,595
                         ===========                             ===========                               ===========

- ---------------------
(1) To eliminate the estimated revenues and expenses for the Acquired Facilities, the Marietta Facility, the KHEC Facility, and the M & M Facilities for the period January 1, 1995 through January 8, 1995 in order to present a period comparable to the historical period for the Company.

(2) To eliminate in consolidation management fees charged to the Marietta Facility prior to being acquired by the Company and franchise fees incurred by KHEC.

(3) Reflects estimated increases in: (i) salaries and benefits--$238,000; (ii) state capital-based taxes--$150,000; (iii) audit and tax fees--$75,000;
    (iv) legal expenses--$37,000; (v) directors' and officers' insurance-- $150,000; (vi) additional expenses--$150,000, as if the Company had been a public company on the date of inception.

(4) To adjust depreciation and amortization expense to reflect the expense based on the purchase price paid and to be paid by the Company for the Acquired Facilities, the Marietta Facility, the KHEC Facility, and the M & M Facilities for any period prior to acquisition.

(5) To eliminate non-continuing interest expense paid by the Acquired Facilities, the Marietta Facility, the KHEC Facility, and the M & M Facilities prior to acquisition, net of interest income earned by the Company on the amount of cash used in the acquisitions.

(6) To provide for estimated income tax expense.

(7) See notes 2, 5 and 14 to the Company's consolidated financial statements.

                  EXTENDED STAY AMERICA, INC. AND SUBSIDIARIES

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1996
                                  (UNAUDITED)

  This unaudited pro forma consolidated balance sheet is presented as if the June 1996 Offering had been completed and the acquisition of the Gwinnett Facility and the proposed acquisitions of the KHEC Facility and the M&M Facilities had occurred on March 31, 1996. Such pro forma information is based upon the consolidated balance sheet of the Company and the balance sheets of Gwinnett, KHEC, and the M&M Facilities as of March 31, 1996. It should be read in conjunction with the financial statements listed in the index on page F-1 of this Prospectus. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

  This unaudited pro forma consolidated balance sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of March 31, 1996, nor does it purport to represent the future financial position of the Company.

                                       ACQUISITIONS
                                        SUBSEQUENT
                                       TO MARCH 31,
                                         1996 AND
                                         PROPOSED
                            ACTUAL     ACQUISITIONS  ADJUSTMENTS       PRO FORMA
         ASSETS
Current assets:
  Cash and cash
   equivalents.......... $104,010,918    $ 628,882  $  (3,098,882)(1) $391,358,418
                                                      289,817,500 (2)
  Refundable deposits...      621,654                                      621,654
  Supply inventories....      291,266       88,050        281,950 (1)      661,266
  Prepaid expenses......      366,142        2,198         (2,198)(1)      366,142
  Other current assets..       56,768      180,808       (180,808)(1)       56,768
                         ------------  -----------   ------------     ------------
    Total current
     assets.............  105,346,748      899,938    286,817,562      393,064,248
                         ------------  -----------   ------------     ------------
Property and equipment,
 net....................   51,658,313   20,257,229     20,347,771 (1)   92,263,313
Site deposits and
 preacquisition costs...    3,913,811                                    3,913,811
Deferred loan costs.....    5,294,114        8,327         (8,327)(1)    5,294,114
Other assets............      156,741      102,532       (102,532)(1)      156,741
                         ------------  -----------   ------------     ------------
                         $166,369,727  $21,268,026   $307,054,474     $494,692,227
                         ============  ===========   ============     ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable...... $    925,504  $   136,042   $   (136,042)(1) $    925,504
  Accrued salaries and
   related expenses.....       67,855       22,177        (22,177)(1)       67,855
  Due to related
   parties..............       71,845      211,334       (211,334)(1)       71,845
  Other accrued
   expenses.............      440,612      311,636           (891)(1)      751,357
  Deferred revenue......      330,856       19,087        (19,087)(1)      330,856
  Current maturities of
   long-term debt.......                 6,335,578     (6,335,578)(1)
                         ------------  -----------   ------------     ------------
    Total current
     liabilities........    1,836,672    7,035,854     (6,725,109)       2,147,417
                         ------------  -----------   ------------     ------------
Long-term debt..........                13,564,248    (13,564,248)(1)
Shareholders' Equity:
  Preferred stock, $.01
   par value, 10,000,000
   shares authorized, no
   shares issued or
   outstanding..........
  Common stock, $.01 par
   value, 200,000,000
   shares authorized,
   22,853,092 and
   34,039,192 shares
   issued and
   outstanding for
   Actual and Pro Forma,
   respectively.........      228,531      226,733       (212,622)(1)      340,392
                                                           97,750 (2)
  Additional paid in
   capital..............  166,041,256       30,270     38,149,874 (1)  493,941,150
                                                      289,719,750 (2)
  Due from affiliated
   companies and prepaid
   services.............                  (521,395)       521,395 (1)
  Accumulated
   (deficit)/retained
   earnings.............   (1,736,732)     932,316       (932,316)(1)   (1,736,732)
                         ------------  -----------   ------------     ------------
    Total shareholders'
     equity.............  164,533,055      667,924    327,343,831      492,544,810
                         ------------  -----------   ------------     ------------
                         $166,369,727  $21,268,026   $307,054,474     $494,692,227
                         ============  ===========   ============     ============

- ---------------------
(1) To reflect the purchase adjustments relating to the acquisition of the Gwinnett Facility for 172,100 shares of Common Stock and the proposed acquisitions of the KHEC Facility and the M&M Facilities assuming the acquisitions are completed through the issuance of approximately 101,000 and 1,138,000 shares, respectively, of Common Stock and to reflect the use of $2,000,000 of the Company's cash representing the estimated costs to remodel and to convert the KHEC property to an extended stay lodging facility and the use of $470,000 of the Company's cash to retire debt of the M&M Facilities assumed by the Company.
(2) To reflect the estimated net proceeds of the June 1996 Offering.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Extended Stay America, Inc.
Ft. Lauderdale, Florida

  We have audited the accompanying balance sheet of Kipling Hospitality Enterprise Corporation as of December 31, 1995 and the related statements of operations and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kipling Hospitality Enterprise Corporation at December 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.

Spartanburg, South Carolina
May 4, 1996

                   KIPLING HOSPITALITY ENTERPRISE CORPORATION

                                 BALANCE SHEETS

                                                       DECEMBER 31,  MARCH 31,
                                                           1995        1996
                        ASSETS                         ------------ -----------
                                                                    (UNAUDITED)
Current assets:
  Cash and cash equivalents...........................  $   37,728  $   40,136
  Accounts receivable.................................      24,058      21,255
  Supply inventories..................................      40,338      40,338
  Prepaid and other current assets....................      32,425       5,314
                                                        ----------  ----------
    Total current assets..............................     134,549     107,043
                                                        ----------  ----------
Property and equipment, net...........................   1,468,171   1,454,178
Deferred loan costs, net..............................       9,797       8,327
                                                        ----------  ----------
                                                        $1,612,517  $1,569,548
                                                        ==========  ==========
         LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Accounts payable....................................  $   40,758  $   15,730
  Accrued salaries and related expenses...............      16,152      15,537
  Accrued property taxes..............................      31,350      39,475
  Accrued expenses....................................      14,136       7,406
  Deferred revenue....................................       7,062       9,499
  Note payable to related party.......................      33,486      33,486
  Note payable to former shareholder..................      80,000      80,000
  Current maturities of long-term debt................      63,437      64,454
                                                        ----------  ----------
    Total current liabilities.........................     286,381     265,587
                                                        ----------  ----------
Long-term debt........................................   1,116,934   1,105,358
                                                        ----------  ----------
    Total liabilities.................................   1,403,315   1,370,945
                                                        ----------  ----------
Shareholder's Equity:
  Common stock, $2 par value, 100,000 shares
   authorized, 87,000 shares issued and outstanding...     174,000     174,000
  Additional paid in capital..........................      30,270      30,270
  Due from affiliated companies and prepaid services..    (515,053)   (521,395)
  Retained earnings...................................     519,985     515,728
                                                        ----------  ----------
                                                           209,202     198,603
                                                        ----------  ----------
                                                        $1,612,517  $1,569,548
                                                        ==========  ==========


    The accompanying notes are an integral part of the financial statements.

                   KIPLING HOSPITALITY ENTERPRISE CORPORATION

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                                        FOR THE      FOR THE
                                           FOR THE    THREE MONTHS THREE MONTHS
                                          YEAR ENDED     ENDED        ENDED
                                         DECEMBER 31,  MARCH 31,    MARCH 31,
                                             1995         1995         1996
                                         ------------ ------------ ------------
                                                      (UNAUDITED)  (UNAUDITED)
Revenue:
  Room revenue..........................  $1,255,118    $273,374     $231,426
  Telephone income......................      47,426      11,740        7,595
  Other, net............................      22,075       5,592        5,702
                                          ----------    --------     --------
    Total revenue.......................   1,324,619     290,706      244,723
                                          ----------    --------     --------
Costs and expenses:
  Property operating expenses...........     736,994     165,893      167,465
  Management salaries...................      53,269      11,013        6,787
  Franchise expense.....................      58,093      12,348       11,260
  Depreciation and amortization.........      89,018      16,634       18,132
                                          ----------    --------     --------
    Total costs and expenses............     937,374     205,888      203,644
                                          ----------    --------     --------
Income from operations..................     387,245      84,818       41,079
Other income (expense):
  Loss on sale of property and
   equipment............................     (20,774)
  Interest income.......................      20,287          66           76
  Interest expense......................    (139,298)    (34,788)     (31,912)
                                          ----------    --------     --------
    Net income..........................     247,460      50,096        9,243
Retained earnings, beginning of period..     374,996     374,996      519,985
  Dividends.............................    (102,471)                 (13,500)
                                          ----------    --------     --------
Retained earnings, end of period........  $  519,985    $425,092     $515,728
                                          ==========    ========     ========


    The accompanying notes are an integral part of the financial statements.

                   KIPLING HOSPITALITY ENTERPRISE CORPORATION

                            STATEMENTS OF CASH FLOWS

                                FOR THE         FOR THE            FOR THE
                               YEAR ENDED  THREE MONTHS ENDED THREE MONTHS ENDED
                              DECEMBER 31,     MARCH 31,          MARCH 31,
                                  1995            1995               1996
                              ------------ ------------------ ------------------
                                              (UNAUDITED)        (UNAUDITED)
Cash flows from operating
 activities:
  Net income................    $247,460        $ 50,096           $  9,243
  Adjustments to reconcile
   net income to net cash
   provided by operating
   activities:
    Depreciation............      74,140          15,164             16,662
    Amortization............      14,878           1,470              1,470
    Loss on sale of property
     and equipment..........      20,744
  Change in:
    Accounts receivable.....       6,398           4,021              2,804
    Prepaid and other
     current assets.........     (31,709)              1             27,111
    Accounts payable........       8,996         (15,584)           (25,028)
    Accrued expenses........      (1,259)         28,159              3,217
                                --------        --------           --------
      Net cash provided by
       operating activities.     339,648          83,327             35,479
                                --------        --------           --------
Cash flows from investing
 activities:
  Purchases of property and
   equipment................     (72,240)        (41,216)            (2,670)
  Proceeds from sale of
   property and equipment...      13,779
                                --------        --------           --------
      Net cash used in
       investing activities.     (58,461)        (41,216)            (2,670)
                                --------        --------           --------
Cash flows from financing
 activities:
  Advances to affiliated
   companies................     (46,434)                            (6,342)
  Advances from affiliated
   companies................                       4,988
  Principal payments on
   long-term debt...........    (124,345)         (9,693)           (10,559)
  Proceeds from issuance of
   long-term debt...........      10,065
  Dividends.................    (102,471)                           (13,500)
                                --------        --------           --------
      Net cash used in
       financing activities.    (263,185)         (4,705)           (30,401)
                                --------        --------           --------
Net increase in cash........      18,002          37,406              2,408
Cash at beginning of period.      19,726          19,726             37,728
                                --------        --------           --------
Cash at end of period.......    $ 37,728        $ 57,132           $ 40,136
                                ========        ========           ========
Noncash financing
 transaction, prepaid
 services to former
 shareholder................    $ 80,000
                                ========
Supplemental cash flow
 disclosure, interest paid..    $149,804        $ 34,995           $ 37,612
                                ========        ========           ========

    The accompanying notes are an integral part of the financial statements.

                   KIPLING HOSPITALITY ENTERPRISE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Description of Business. Kipling Hospitality Enterprise Corporation (the "Company") operates a franchise hospitality property in Lakewood, Colorado. In 1996, the Company entered into an agreement to sell its hospitality property and equipment to Extended Stay America, Inc.

  Pervasiveness of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash and Cash Equivalents. Cash and cash equivalents consist of cash on hand and on deposit, and highly liquid instruments with maturities of three months or less when purchased. The carrying amount of cash and cash equivalents is the estimated fair value at December 31, 1995.

  Supply Inventory. Supply inventories consist primarily of linen, cleaning and other room supplies and are stated at the lower of cost or market.

  Property and Equipment. Property and equipment is stated at cost.

  Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets. Maintenance and repairs are charged to operations as incurred; major renewals and improvements are capitalized. The gain or loss on the disposition of property and equipment is recorded in the year of disposition.

  The lives on the assets are as follows:

      Building and improvements........................................ 40 years
      Furniture, fixtures and equipment................................  7 years

  Franchise Fee. Franchise fee is stated at cost and is amortized on a straight-line basis over the period of the franchise agreement.

  Income Taxes. The Company's shareholder elected that the Company be subject to S Corporation regulations under the Internal Revenue Code. As such, the shareholder is liable for federal and state income taxes.

  Deferred Loan Costs. The Company has incurred costs in obtaining financing. The costs have been deferred and are being amortized on a straight-line basis over the life of the respective loans.

  Revenue Recognition. Room revenue and other income are recognized when earned.

  Unaudited Interim Financial Statements. The unaudited interim financial statements have been prepared pursuant to generally accepted accounting principles applicable to interim financial statements and include all adjustments which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. All such adjustments are, in the opinion of management, of a normal recurring nature. Results for the three months ended March 31, 1995 and 1996 are not necessarily indicative of results to be expected for a full year. All data at March 31, 1995 and 1996 and for each of the three-month periods then ended are unaudited.

                   KIPLING HOSPITALITY ENTERPRISE CORPORATION

2. PROPERTY AND EQUIPMENT:

  Property and equipment consists of the following at December 31, 1995:

      Land.......................................................... $  539,000
      Building and improvements.....................................    990,132
      Furniture and fixtures........................................    214,997
      Transportation equipment......................................     38,708
                                                                     ----------
                                                                      1,782,837
      Less accumulated depreciation.................................    314,666
                                                                     ----------
                                                                     $1,468,171
                                                                     ==========

3. LONG-TERM DEBT:

  Long-term debt consists of the following as of December 31, 1995:

      Mortgage loan, principal and interest payable at approximately
       $13,450 monthly through September 1997, interest at the
       bank's base rate (base rate was 9.75% at December 31, 1995)
       plus 2%......................................................  $1,172,664
      Other.........................................................       7,707
                                                                      ----------
                                                                       1,180,371
      Less current maturities.......................................      63,437
                                                                      ----------
      Long-term debt, net of current maturities.....................  $1,116,934
                                                                      ==========

  The mortgage loan is collateralized by substantially all of the Company's property and equipment. Aggregate maturities of long-term debt are as follows:
1996--$63,437; 1997--$1,116,934.

  The Company believes that there is no material difference in the carrying amount and estimated fair value of the long-term debt.

4. NOTE PAYABLE TO FORMER SHAREHOLDER:

  The Company entered into a note payable agreement on September 15, 1995 to pay a former shareholder $100,000 to perform consulting, accounting, and bookkeeping services over a five year period. The note bears interest at 7% and is payable in five annual installments commencing on September 15, 1995.

5. RELATED PARTY TRANSACTIONS:

  Certain members of the Company's management provide management services to companies owned by the shareholder. The Company allocated approximately $45,000 of expenses to the affiliated companies in 1995 for providing these services. Due from affiliated companies and prepaid services at December 31, 1995 consists of:

      Advances to affiliated companies................................ $326,000
      Prepaid services to former shareholder (Note 4).................   80,000
      Receivable for allocated management services....................  109,053
                                                                       --------
                                                                       $515,053
                                                                       ========

                   KIPLING HOSPITALITY ENTERPRISE CORPORATION

                   NOTES TO FINANCIAL STATEMENTS--(CONCLUDED)

6. LITIGATION

  From time to time, the Company has been involved in various legal proceedings. Management believes that all such litigation is routine in nature and incidental to the conduct of its business, and that none of such litigation, if determined adversely to the Company, would have a material adverse effect on the financial condition.